Exhibit 10.3

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into as of December 11, 2020 to be effective as of the 1st day of January, 2021 (“Amendment Effective Date”), by and between IIP-IL 3 LLC, a Delaware limited liability company (“Landlord”), and PHARMACANN INC., a Delaware corporation (f/k/a PharmaCann LLC, an Illinois limited liability company (“Tenant”).

RECITALS

A.           WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement dated as of October 30, 2019, as amended by that certain First Amendment to Lease Agreement dated June 18, 2020 (as so amended, the “Existing Lease”), whereby Tenant leases the premises from Landlord located at 1200 East Mazon, Dwight, Illinois 60420; and

B.            WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.            Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.” From and after the date hereof, the term “Lease,” as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.

2.            Guarantor. Landlord has agreed to release the existing Guarantors from their respective obligations under each such Guarantor’s Guaranty. Accordingly, each Guaranty previously executed by PharmaCann of New York, LLC, PharmaCann DC LLC, PharmaCann Florida LLC, Sunbiz Acquisition, LLC, PharmaCann Virginia LLC, PharmaCann New Jersey LLC, PharmaCannis Labs LLC, PharmaCann Holdings LLC, PC 1200 East Mazon LLC, PC 16280 East Twombly LLC, PharmaCann Mass LLC, Pharmacannis Massachusetts Inc., PharmaCann Michigan LLC, 1313 Johnson LLC, PCL Management LLC, PharmaCann Penn Plant LLC, PharmaCann Ohio LLC, 4104 North Columbus LLC, PC NJ 2 LLC, Midwest Compassion Center Inc., PC AU 1, LLC, PC AU 2, LLC, PC AU 3, LLC, PC AU 4, LLC, PharmaCann Penn LLC, and PharmaCannis Foundation Inc., as applicable (collectively, the “Released Guarantors”), shall be deemed terminated as of the Amendment Effective Date, and Landlord hereby releases, waives and forever discharges each Released Guarantor from any obligations, duties or liabilities of whatever nature under the applicable Guaranty previously executed by such Released Guarantor (collectively, the “Terminated Guaranties”). As of the Amendment Effective Date, all references to the “Guarantors” under the Lease and the “Guaranties” executed by such Guarantors shall exclude the Released Guarantors and the Terminated Guaranties and shall be deemed placeholders subject to the provisions of the Lease with regard to any new Guarantor that is required to execute and deliver a Guaranty pursuant to Section 16.6 of the Lease or otherwise.

3.            Permitted Transfer. Section 16.6 of the Existing Lease is hereby amended and restated in its entirety as follows:

"16.6      Notwithstanding anything to the contrary contained herein, Tenant may, at any time and from time to time, without the consent of Landlord, assign this Lease or any interest hereunder to, or sublease or license the Premises or any part thereof to (each of the following is referred to herein as a “Permitted Transfer” and such transferee a “Permitted Transferee”): (a) any successor entity of Tenant resulting from a merger, reorganization, or consolidation with Tenant (provided that such merger, reorganization or consolidation is undertaken primarily for independent business purposes, and not primarily for purposes of transferring this Lease or any interest in the Premises); (b) any initial public offering by Tenant or any or its affiliates, (c) any entity succeeding to all or substantially all of the business and assets of Tenant (provided that such transaction is undertaken primarily for independent business purposes, and not primarily for purposes of transferring this Lease or any interest in the Premises); (d) any entity that, as of the date of determination, is an Affiliate of Tenant; or (e) any entity that, concurrently with such Transfer, is acquiring all or substantially all of the business being conducted at the Premises by Tenant or its affiliates, provided that (i) Tenant shall notify Landlord in writing at least twenty (20) days prior to the effectiveness of such Permitted Transfer, (ii) Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord that the Transfer qualifies as a Permitted Transfer and shall otherwise comply with the requirements of this Lease regarding such Transfer, (iii) the transferee has a net worth that is equal to or greater than the net worth of the transferring Tenant, (iv) Tenant and each Guarantor (in accordance with such Guarantor’s Guaranty) shall remain fully liable for the payment of all Rent and other sums due or to become due hereunder, and for the full performance of all other terms, conditions and covenants to be kept and performed by Tenant; and (v) the ultimate parent company of any Permitted Transferee executes a Guaranty in favor of Landlord substantially in the form attached hereto as Exhibit D, in which case such parent company shall thereafter be deemed a Guarantor hereunder."

4.            Guaranties. Section 33 of the Existing Lease is hereby amended and restated in its entirety as follows:

"33      Guaranties. Notwithstanding anything in this Lease or the applicable Guaranty to the contrary, Landlord agrees to execute a commercially reasonable form of subordination agreement that subordinates Landlord’s rights under a Guaranty to an institutional lender’s or third party financing source’s rights with respect to a contemplated financing by the applicable Guarantor, provided that the following conditions are satisfied: 1) the subordination of the Guaranty is a requirement of the lender or other third party financing source to provide the financing to the Guarantor; and 2) at the time of Landlord’s execution of such subordination agreement, (a) neither Tenant nor any Guarantor is then in default of its obligations under the Lease or any Guaranty; and (b) neither Tenant nor any Guarantor has defaulted on its obligations under either the Lease or any Guaranty more than two (2) times during the immediately prior six (6) month period."

5.            Broker. Each of Tenant and Landlord represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment and agrees to reimburse, indemnify, save, defend (at the other party’s option and with counsel reasonably acceptable to other party, at the indemnifying party’s sole cost and expense) and hold harmless the indemnifying party for, from and against any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it.

6.            No Default. Each of Tenant and Landlord represents, warrants and covenants that, to the best of its knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

7.            Effect of Amendment. Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

8.            Successors and Assigns. Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.

9.            Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

10.          Authority. Tenant guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

11.          Counterparts; Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.

LANDLORD:

IIP-IL 3 LLC,

a Delaware limited liability company

By:	/s/ Brian Wolfe
Name:	Brian Wolfe
Title:	Vice President, General Counsel and Secretary

TENANT:

PHARMACANN INC.,

a Delaware corporation

By:	/s Brett Novey
Name:	Brett Novey
Title:	Authorized Signatory